UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): June 29, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222,		94111
San Francisco, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The information set forth below in Item 5.02 is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers.

William T. (“Terry”) Petty resigned July 29, 2005 as Executive Vice President & Chief Operating Officer of ABM Industries Incorporated (“ABM”) effective June 30, 2005. Mr. Petty will remain as an employee of ABM through July 30 and will then leave ABM to accept a position with The Irving Company, a real estate investment company operating primarily in Southern California. Under the terms of his employment agreement, he will no longer be entitled to salary and other benefits after July 30, 2005, but he will be entitled to a pro rata portion of his target bonus through July 30, 2005. Under the terms of his stock option agreements, he will have 90 days after termination of employment to exercise any vested options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: June 29, 2005	By:	Linda S. Auwers
Linda S. Auwers
Senior Vice President & General Counsel